Exhibit 24.1

EXXON MOBIL CORPORATION

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert N. Schleckser, Randall M. Ebner and Beverley A. Babcock, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her own name, place and stead, in any and all capacities to sign a Registration Statement on Form S-4 relating to the issuance of the registrant’s common stock in connection with the merger of a wholly owned subsidiary of the registrant with and into XTO Energy Inc. and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Each of the undersigned has executed this Power of Attorney in the location and on the date indicated opposite his or her name.

Signature	Title	City, State	Date

/S/ REX W. TILLERSON Rex W. Tillerson	Chairman of the Board	Irving, Texas	February 22, 2010

/S/ MICHAEL J. BOSKIN Michael J. Boskin	Director	Portola Valley, California	February 22, 2010

/S/ LARRY R. FAULKNER Larry R. Faulkner	Director	Irving, Texas	February 22, 2010

/S/ KENNETH C. FRAZIER Kenneth C. Frazier	Director	Irving, Texas	February 22, 2010

/S/ WILLIAM W. GEORGE William W. George	Director	Irving, Texas	February 22, 2010

/S/ REATHA CLARK KING Reatha Clark King	Director	Irving, Texas	February 22, 2010

/S/ MARILYN CARLSON NELSON Marilyn Carlson Nelson	Director	Irving, Texas	February 22, 2010

/S/ SAMUEL J. PALMISANO Samuel J. Palmisano	Director	Irving, Texas	February 22, 2010

/S/ STEVEN S REINEMUND Steven S Reinemund	Director	Irving, Texas	February 22, 2010

/S/ EDWARD E. WHITACRE, JR. Edward E. Whitacre, Jr.	Director	Detroit, Michigan	February 22, 2010

/S/ DONALD D. HUMPHREYS Donald D. Humphreys	Treasurer (Principal Financial Officer)	Irving, Texas	February 22, 2010

/S/ PATRICK T. MULVA Patrick T. Mulva	Controller (Principal Accounting Officer)	Irving, Texas	February 22, 2010